Exhibit 3.28

                        AMENDED AND RESTATED BYLAWS

                                     OF

                                 [Company]

                          (a Georgia corporation)

                                  -------

                                 ARTICLE I

                                SHAREHOLDERS

         1. SHARE CERTIFICATES. Certificates evidencing fully-paid shares of the corporation shall set forth thereon the statements prescribed by
Section 14-2-625 of the Georgia Business Corporation Code ("Business Corporation Code") and by any other applicable provision of law, shall be signed, either manually or in facsimile, by one or more of the following officers: the President, a Vice-President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or by one or more officers designated by the Board of Directors, and may bear the corporate seal or its facsimile. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid. If the certificate is signed in facsimile, then it must be countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation. The transfer agent or registrar may sign either manually or by facsimile.

         2. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

         3. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, to demand a special meeting, or to take any other action, the Board of Directors of the corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

         4. SHAREHOLDER MEETINGS.

         - TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business
Corporation Code confers the right to call a special meeting upon the shareholders.

         - PLACE. Annual meetings and special meetings shall be held at such place in or out of the State of Georgia as the directors shall from time to time fix.

         - CALL. Annual meetings may be called by the directors or the Chairperson of the Board of Directors, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in a like manner or whenever the holders of shares entitled to at least twenty-five percent of all the votes entitled to be cast at such meeting shall make a duly authorized request that such meeting be held.

         - NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of shareholders of the corporation may be examined not less than ten and no more than sixty days before the date of the meeting.

         - VOTING LIST FOR MEETING. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, his agent, or his attorney at the time and place of the meeting.

         - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the President, a Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairperson of the meeting shall appoint a secretary of the meeting.

         - QUORUM. Unless the articles of incorporation or the Business Corporation Code provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         - VOTING. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the articles of incorporation, a Bylaw authorized by the articles under Section 14-2-1021 of the Business Corporation Code, or the Business Corporation Code requires a greater number of affirmative votes.

         5. ACTION WITHOUT MEETING. Action required or permitted by the provisions of the Business Corporation Code to be taken at a shareholders' meeting may be taken without a meeting in accordance with the provisions of
Section 14-2-704 of the Business Corporation Code.

         6. ADJOURNMENT. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

                                 ARTICLE II

                             BOARD OF DIRECTORS

         1. FUNCTIONS GENERALLY - COMPENSATION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, a Board of Directors. The Board may fix the compensation of directors.

         2. QUALIFICATIONS AND NUMBER. Directors shall be natural persons who are eighteen years of age or older, but need not be shareholders, citizens of the United States, or a residents of the State of Georgia. The number of directors constituting the Board of Directors shall be one or more. Subject to the foregoing limitation and except for the first Board of Directors, such number of directors may be fixed or changed from time to time by the shareholders or by the Board of Directors.

         3. TERMS AND VACANCIES. The terms of directors expire at the next annual shareholders' meeting following their election. A decrease in the number of directors does not shorten an incumbent director's term. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors, but only for a term of office continuing until the next election of directors by the shareholders and until the election and qualification of the successor. Despite the expiration of a director's term, he or she continues to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the Board of Directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

         4. MEETINGS.

         - TIME. Meetings shall be held at such time as the Board shall fix.

         - PLACE. The Board of Directors may hold regular or special meetings in or out of the State of Georgia at such place as shall be fixed by the Board.

         - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of a majority of the directors in office.

         - NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may by examined not less than ten and no more than sixty days before the date of the meeting.

         - QUORUM AND ACTION. A quorum of the Board of Directors consists of a majority of the number of directors prescribed in or fixed in accordance with these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present shall be the act of the Board of Directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         5. REMOVAL OF DIRECTORS. The shareholders may remove one or more directors with or without cause pursuant to the provisions of Section 14-2-808 of the Business Corporation Code.

         6. ACTION WITHOUT MEETING. Action required or permitted by the Business Corporation Code to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

                                ARTICLE III

                                  OFFICERS

         The corporation shall have a President, and a Secretary, and such other officers as may be deemed necessary, who may be appointed by the directors. The same individual may simultaneously hold more than one office in the corporation.

         A duly appointed officer may appoint one or more officers or assistant officers.

         Each officer of the corporation shall have the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary shall have the responsibility for preparing minutes of the directors' and shareholders' meetings and for authenticating records of the corporation, and provided further, that unless the Articles of Incorporation or a resolution of the Board of Directors provide otherwise, the President shall have the authority to conduct all ordinary business and may execute and deliver on behalf of the corporation any contract, conveyance, or similar document not requiring approval by the Board of Directors or shareholders as provided in the Business Corporation Code.

         The Board of Directors may remove any officer at any time with or without cause.

                                 ARTICLE IV

                               CORPORATE SEAL

         The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                 ARTICLE V

                                FISCAL YEAR

         The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                 ARTICLE VI

                            CONTROL OVER BYLAWS

         The corporation's Board of Directors may amend or repeal the Bylaws, except as otherwise required by the Business Corporation Code. Notwithstanding the foregoing provision, the corporation's shareholders may amend or repeal the Bylaws or adopt new Bylaws.